EXHIBIT 6

                              Distribution Contract


         Distribution Contract dated February 28, 1997, between CATHOLIC VALUES INVESTMENT TRUST, a Massachusetts business trust (the "Trust"), and WRIGHT
INVESTORS'  SERVICE  DISTRIBUTORS,   INC.,   a   Delaware   corporation   (the
"Distributor").

         In consideration of the mutual promises and undertakings herein contained, the parties hereto agree as follows:

         1. Appointment as Distributor. The Trust hereby appoints the Distributor as a general distributor of shares of beneficial interest of each series (the "Funds") of shares (the "shares") which may be established by the Trustees pursuant to the Declaration of Trust of the Trust. Nothing herein shall be construed to prevent the Trust from employing other general distributors of the shares or to prohibit the Trust from acting as distributor of its shares, and the Trust reserves the right to sell its shares to investors upon applications received by the Trust or its agents.

         2. Distributions by Distributor. The Distributor will have the right to obtain subscriptions for and to sell shares as agent of the Trust. The Distributor shall be under no obligation to effectuate any particular amount of sales of shares or to promote or make sales except to the extent the Distributor deems advisable. Nothing herein shall be deemed to obligate the Distributor to register or qualify as a broker or dealer in any state, territory or other jurisdiction in which it is not now registered or qualified or to maintain its registration or qualification in any state, territory or other jurisdiction in which it is now registered or qualified. The right granted to obtain subscriptions for and sell shares of the Funds shall be exclusive, except that said exclusive right shall not apply to shares issued to (1) employee benefit plans having 50 or more eligible employees; (2) charitable organizations; (as defined in Section 501(c)(3) of the Internal Revenue Code); (3) current or retired officers, directors, or full-time employees of The Winthrop Corporation (or its direct or indirect subsidiaries) or current or former Trustees or officers of a Wright managed mutual fund; (4) spouses of individuals described in (3); (5) guardians or trustees of a trust for the sole benefit of the minor child or other dependent of an individual described in (3); (6) charitable remainder trusts or life income pools established for the benefit of a charitable organization (as defined in Section 501(c)(3) of the Internal Revenue
Code); or (7) bank trust departments purchasing shares either for their own account or for the account of their clients, or (8) individual clients of Wright Investors' Service. Such exclusive right also shall not apply to shares issued in connection with the merger or consolidation of any other investment company or personal holding company with a Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company, by the Trust; or shares, if any, issued by a Fund in distribution of net investment income or realized capital gains of the Fund payable in shares or in cash at the option of the shareholder.

         3. Public Offering Price. All subscriptions and sales of shares by the Distributor hereunder shall be at the public offering price. The public offering price shall be (1) the applicable net asset value of the shares in accordance with the provisions of the then current Prospectus of the applicable Fund (2) plus any purchase adjustment as described in the current Prospectus of the applicable Fund and (3) the applicable sales charge, if any.

         4. Repurchase of Shares. The Distributor may act as agent for the Trust in connection with the repurchase of shares by the Trust upon the terms and conditions set forth in the then current Prospectus of the applicable Fund. The Trust will reimburse the Distributor for any reasonable expenses incurred by the Distributor in connection with any such repurchase of shares for the account of the Trust.

         5. Cooperation by the Trust. The Trust agrees to execute such papers and to do such acts and things as shall from time to time be reasonably requested by the Distributor for the purpose of qualifying and maintaining qualification of the shares for sale under the so-called "Blue Sky" laws of any state or territory or for maintaining the registration of the Trust and of the shares under the Securities Act of 1933 and the Investment Company Act of 1940, to the end that there will be available for sale from time to time such number of shares as the Distributor may reasonably be expected to sell. The Trust will advise the Distributor promptly of (i) any action of the Securities and Exchange Commission or any authorities of any state or territory, of which it may be advised, affecting registration or qualification of the Trust or the shares, or rights to offer the shares for sale, and (ii) the happening of any event which makes untrue any statement in the registration statement or Prospectus or which requires the making of any change in the registration statement or Prospectus in order to make the statements therein not misleading. The Trust shall make available to the Distributor such copies of each Fund's currently effective Prospectus and of all information, financial statements and other papers as the Distributor shall reasonably request in connection with the distribution of shares of the Funds.

         6. The Distributor as Independent Contractor. The Distributor shall be an independent contractor and neither the Distributor nor any of its officers or employees as such is or shall be an employee of the Trust. The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

         7. Representations. The Distributor is not authorized by the Trust to give any information or to make any representations other than those contained in the registration statement or Prospectuses filed with the Securities and Exchange Commission under the Securities Act of 1933 (as said registration statement and Prospectuses may be amended from time to time) or contained in shareholder reports or other material that may be prepared by or on behalf of the Funds for the Distributor's use. Nothing herein shall be construed to prevent the Distributor from preparing and distributing sales literature or other material as it may deem appropriate.

         8. Compensation. The compensation for the services of the Distributor under this Agreement shall be (i) the retention of any sales charges applicable to the subject shares, and (ii) those amounts payable to the Distributor as reimbursement of expenses pursuant to any distribution plan for the Trust which may be in effect. Nothing contained herein shall relieve the Trust of any obligations under its management contract or any other contract with any affiliate of the Distributor.

         9. Expenses Payable by the Fund. The Trust, on behalf of each Fund, shall pay for and affix any stock issue stamps (or in the case of treasury shares transfer stamps) required for the issue (or transfer) of shares of the Funds. The Trust, on behalf of each Fund, shall pay all fees and expenses in connection with (a) the preparation and filing of any registration statement and Prospectus under the Securities Act of 1933 or the Investment Company Act of 1940 and amendments thereto, (b) the registration or qualification of shares for sale in the various states, territories or other jurisdictions (including without limitation the registering or qualifying the Trust as a broker or dealer or any officer of the Trust as agent or salesman in any state, territory or other jurisdiction), (c) the preparation and distribution of any report or other communication to shareholders of each Fund in their capacity as such, and (d) the preparation and distribution of any Prospectuses sent to existing shareholders of the Funds. The Trust, on behalf of each Fund, shall also make all payments (including but not limited to expenses) pursuant to any written plan or agreement relating to the implementation of such plan approved in accordance with Rule 12b-1 under the Investment Company Act of 1940 in connection with the distribution of each Fund's shares.

         10. Expenses Payable by the Distributor. The Distributor or its parent will defray expenses of (a) printing and distributing any Prospectuses or reports prepared for its use in connection with the offering of the shares for sale to the public (other than to existing shareholders of the Funds), (b) any other literature used by the Distributor in connection with such offering, and
(c) any advertising in connection with such offering, unless any of the expenses listed in subparagraphs (a), (b) or (c) of this paragraph 9 are to be paid by the Trust, on behalf of each Fund, under a Rule 12b-1 plan or agreement relating to the implementation of such plan as described in paragraph 9 hereof.

         11. Indemnification of the Distributor. The Trust, on behalf of each Fund, agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of

 Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares, based upon the ground that the registration statement, Prospectus, shareholder reports or other information filed or made public by the Trust, with respect to each Fund, as from time to time amended and supplemented, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and arising under the Securities Act of 1933, or any other statute or the common law, provided, however, that the Trust does not agree to so indemnify the Distributor or hold it harmless to the extent that such statement or omission was made on reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of the Distributor; and provided, further, that in no case (i) is the indemnity of the Trust in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any such person against any liability to the Trust or its security holders to which the Distributor or any controlling person would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Contract, or (ii) is the Trust, on behalf of a Fund, to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified hereunder unless the Distributor or such person, as the case may be, shall have notified the Trust in writing of such claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such person (or after the Distributor or such person shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such claim, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the Distributor, such officers or directors or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any such suit, it will reimburse the Distributor, such officers or directors or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it, any of its Funds, or any of its officers or Trustees in connection with the issuance or sale of any of the shares.

         12. Indemnification of the Trust. The Distributor agrees that it will indemnify and hold harmless the Trust, the Funds and each of the Trust's Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Distributor or any of its employees or alleging that the registration statement, prospectus, shareholder reports or other information filed or made public by the Trust, as from time to time amended, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, insofar as any such statement or omission was made in reliance upon, and in conformity with information furnished to the Trust by or on behalf of the Distributor, provided, however, that in no case (i) is the indemnity of the Distributor in favor of the Trust, Fund or any person indemnified to be deemed to protect the Trust, Fund or any such person against any liability to which the Trust, Fund or any such person would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Contract, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Trust, Fund or any person indemnified unless the Trust, Fund or such person, as the case may be, shall have notified the Distributor in writing of such claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust, Fund or upon such person (or after the Trust, Fund or such person shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve it from any liability which it may have to the Trust, Fund or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any such notice to the Distributor, the Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such claim, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and satisfactory to the Trust, to its officers and Trustees and to any controlling person or persons, defendant or defendants in the suit. In the event that the Distributor elects to assume the defense of any such suit and retain such counsel, the Trust or such controlling persons, defendant or defendants in the suit, shall bear the fees and expense of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, it will reimburse the Trust, such officers and Trustees or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the shares.

         13. Effective Date, Termination and Amendment. This Contract shall become effective on the date of its execution and (unless terminated as herein provided) shall remain in full force and effect through and including February 28, 1999 and shall continue in full force and effect as to each Fund indefinitely thereafter, but only so long as such continuance after February 28, 1999 is specifically approved at least annually (a) by vote of a majority of the outstanding voting securities of that Fund or by the Trustees of the Trust, and
(b) by the vote of a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Distributor cast in person at a meeting called for the purpose of voting on such approval. This Contract shall at any time be terminated with respect to any Fund without the payment of any penalty (1) by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of that Fund, on 60 days' written notice to the Distributor, (2) automatically in the event of its assignment, and (3) by the Distributor on 60 days' written notice to the Trust. Any notice under this Contract shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at the Boston office of such party.

         This Contract may be amended as to any Fund at any time by a writing signed by both parties hereto, provided that no amendment of this Contract shall be effective as to that Fund until approved (a) by vote of a majority of the outstanding voting securities of that Fund or by vote of the Trustees of the Trust, and (b) by the vote of a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Distributor cast in person at a meeting called for the purpose of voting on such approval.

         14. Limitation of Liability. The Distributor expressly acknowledges the provision in the Declaration of Trust of the Trust (Article IV, Section 4.1) limiting the personal liability of shareholders of the Trust, and the Distributor hereby agrees that is shall have recourse only to the Trust for payment of claims or obligations as between the Trust and the Distributor arising out of this Contract and shall not seek satisfaction from the shareholders or any shareholder of the Trust. No Fund shall be liable for the obligations of any other Fund hereunder.

         15. Certain Definitions. The terms "interested person", "vote of a majority of the outstanding voting securities" and "assignment" when used in this Contract shall have the respective meanings specified in the Investment Company Act of 1940, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Distribution Contract to be executed in its name and on its behalf by one of its officers thereunto duly authorized, all as of the day and year first above written.


                                  CATHOLIC VALUES INVESTMENT TRUST




                                  By:__________________________________
                                       Peter M. Donovan
                                       President



                                  WRIGHT INVESTORS' SERVICE DISTRIBUTORS, INC.




                                  By:____________________________________
                                       A.M. Moody III
                                       President